                                                                    EXHIBIT 10.8





                               WARRANT AGREEMENT

                                    BETWEEN

                        AUTHENTIC SPECIALTY FOODS, INC.

                                      AND

                            SHANSBY PARTNERS, L.L.C.





                          Dated as of August __, 1997

                               TABLE OF CONTENTS


         1.      ISSUANCE OF WARRANTS; FORM OF WARRANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         2.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . 2
                 (a)      EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (b)      POWER AND AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (c)      RESERVATION, ISSUANCE AND DELIVERY OF COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . 2
                 (d)      EXECUTION AND DELIVERY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (e)      VALID AND BINDING OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (f)      AUTHORIZATION AND CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         3.      REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         4.      EXCHANGE OF WARRANT CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         5.      TRANSFER OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         6.      TERM OF WARRANTS; EXERCISE OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

         7.      COMPLIANCE WITH GOVERNMENT REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         8.      PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         9.      MUTILATED OR MISSING WARRANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         10.     RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS . . . . . . . . . . . . . . . . . 5

         11.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES  . . . . . . . . . . . . . . . . . . . . . . 5
                 11.1.    MECHANICAL ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 11.2.    VOLUNTARY ADJUSTMENT BY THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 11.3.    NOTICE OF ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 11.4.    PRESERVATION OF PURCHASE RIGHTS UPON MERGER,
                          CONSOLIDATION, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 11.5.    STATEMENT ON WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 11.6.    COMPANY TO PREVENT DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         12.     FRACTIONAL INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         13.     REGISTRATION UNDER THE SECURITIES ACT OF 1933  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         14.     CERTIFICATE TO BEAR LEGENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         15.     NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANT HOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  13

         16.     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         17.     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         18.     GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         19.     SUPPLEMENTS AND AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         20.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .  15

         21.     SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         22.     MERGER OR CONSOLIDATION OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         23.     BENEFITS OF THIS WARRANT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         24.     CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         25.     COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                               WARRANT AGREEMENT

         WARRANT AGREEMENT dated as of August __, 1997, between Authentic Specialty Foods, Inc., a Texas corporation (the "Company"), and Shansby Partners, L.L.C., a Delaware limited liability company ("Shansby Partners").

         WHEREAS, the Company currently contemplates undertaking an initial public offering (the "Initial Public Offering") of shares of its Common Stock, par value $1.00 per share ("Common Stock"); and

         WHEREAS, in connection with the Initial Public Offering the Company proposes to issue to Shansby Partners, common stock purchase warrants (the "Warrants") to purchase up to 350,000 shares of Common Stock (the "Warrant Shares"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue and deliver the Warrants to Shansby Partners, or to an affiliate thereof designated by Shansby Partners (together with successors of Shansby Partners, the "Warrant Holder(s)"), upon the consummation of the Initial Public Offering. The number of Warrants to be issued and delivered shall be 350,000. The text of each Warrant, as well as the purchase form and each assignment form to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the signature of the present or any future Chairman of the Board, President, Treasurer or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the signature of the present or future Secretary or an Assistant Secretary of the Company. A Warrant bearing the signature of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date of this Warrant Agreement.

         Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

         The number of shares of Common Stock purchasable hereunder and the Exercise Price (as defined in Section 6 hereof) payable therefor, are subject to adjustment as hereinafter set forth.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants as follows:

                 (a) EXISTENCE. The Company is a corporation, duly organized and validly existing under the laws of the State of Texas and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect.

                 (b) POWER AND AUTHORITY. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Warrant Agreement, to grant, issue and deliver this Warrant and to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock or other securities issuable upon exercise of the Warrant. This Warrant Agreement has been duly executed and delivered by the Company.

                 (c) RESERVATION, ISSUANCE AND DELIVERY OF COMMON STOCK. There have been reserved for issuance, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and such shares, when issued upon receipt of payment therefor in accordance with the terms of the Warrant and of this Warrant Agreement, will be legally and validly issued, fully paid and nonassessable and will be free of any preemptive rights of shareholders or any restrictions.

                 (d) EXECUTION AND DELIVERY. Neither the execution or delivery of this Warrant Agreement nor the consummation of the transactions herein contemplated does or will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any o the property or assets of the Company is subject, nor will such action result in any violation of any provision of the Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation or any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Warrant or the consummation by the Company of the transactions contemplated by this Warrant Agreement.

                 (e) VALID AND BINDING OBLIGATIONS. This Warrant Agreement and all related documents, when duly executed and delivered, will be legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights and judicial decisions interpreting any of the foregoing.

                 (f) AUTHORIZATION AND CONSENTS. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental authority or other person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by the Company of this Warrant Agreement and all related documents and the performance by the Company of its obligations hereunder.

         3. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Warrants shall be registered initially in such names and such denominations as Shansby Partners has specified to the Company.

         4. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Warrant Agreement, each Warrant certificate may be exchanged at the option of the Warrant Holder thereof for another certificate or certificates of different denominations entitling the Warrant Holder thereof to purchase upon surrender to the Company or its duly authorized agent a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Warrant Holder to purchase. Any Warrant Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested. Any Warrant issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of the Company, evidencing the same generic rights and entitled to the same generic benefits under this Warrant Agreement as the Warrants surrendered for such exchange, transfer or exercise.

         5. TRANSFER OF WARRANTS. Subject to the provisions of Section 14 hereof, the Warrants shall be transferrable only on the Warrant Register upon delivery to the Company of the Warrant certificate or certificates duly endorsed by the Warrant Holder or by his duly authorized attorney-in-fact or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.

         6.      TERM OF WARRANTS; EXERCISE OF WARRANTS.

                 (a) Each Warrant entitles the Warrant Holder thereof to purchase one share of Common Stock at any time from the date hereof until 5:00 P.M., Houston time, on August ___, 2002 (the "Expiration Date") at a purchase price equal to the price to public of shares of Common Stock received in the Initial Public Offering ($____ per share), subject to adjustment in accordance with Section 11 hereof (the "Exercise Price"). The Exercise Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 11 of this Warrant Agreement.

                 (b) Subject to the provisions of this Warrant Agreement, each Warrant Holder shall have the right, which may be exercised as expressed in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 11 of this Warrant Agreement or upon a net exercise as described below in clause (ii), for the number of shares in respect of which such Warrants are then exercised. The Warrant Holder may (i) pay the Exercise Price in cash, by certified check, official bank check or wire transfer, payable to the order of the Company, or by the surrender to the Company of Common Stock of the Company having a Market Price equal to the Exercise Price or (ii) exercise the Warrants for "Net Warrant Shares." The number of Net Warrant Shares will be determined as described by the following formula: Net Warrant Shares = [WS x (MP-EP)]/MP. "WS" is the number of Warrant Shares issuable upon exercise of the Warrants or portion of Warrants in question. "MP" is the Market Price of the Common Stock on the last trading day preceding the date of the request to exercise the Warrants. "Market Price" shall mean the then current market price per share of Common Stock, as determined in paragraph 11.1(e). "EP" shall mean the Exercise Price.

                 Upon such surrender of Warrants, and payment of the Exercise Price, with cash or securities, or upon a net exercise as aforesaid, the Company at its expense shall issue and cause to be delivered with all reasonable dispatch (but in any event within 5 business days) to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Warrant Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Exercise Price or receipt of shares by net exercise as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrant Holders thereof, either in full or from time to time in part (but not as to a fractional share of Common Stock) and, in the event that any Warrant is exercised in respect of less than all of the shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued.

         7. COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any share of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise, the Company will use its best efforts to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be.

         8. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 11 hereof; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or certificates for Warrant Shares and any securities issued pursuant to Section 11 hereof in a name other than that of the Warrant Holder of such Warrants.

         9. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

         10. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS. The Company shall at all times reserve, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants and every transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Warrant Agreement on file with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply any transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided by Section 12 of this Warrant Agreement. The Company will furnish to the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Warrant Holder pursuant to Section 11.3 hereof. All warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants (subject to adjustment as herein provided). No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Warrant Agreement.

         11.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.
The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereinafter defined.

                 11.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                          (b) In case the Company shall issue rights, options or warrants to holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date mentioned below than the greater of (a) the Exercise Price or (b) the then current Market Price per share of Common Stock (as determined in accordance with paragraph (e) below) (the "Greater Price"), then in each such case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares that the [aggregate offering price] of the total number of shares of Common Stock offered for subscription or purchase would purchase at the Greater Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                          (c) In case the Company shall distribute to holders of its shares of Common Stock evidences of its indebtedness or assets (including cash dividends or other cash distributions) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current Market Price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current Market Price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          In the event of a distribution by the Company to
                 holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrant Holder, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrant Holder would have been entitled if such Warrant Holder had exercised such Warrant immediately prior thereto regardless of whether the Warrants are exercisable at such time, all subject to further adjustment as provided in this subsection 11.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

                          (d) In case the Company shall sell and issue shares of Common Stock (other than pursuant to rights, options, warrants, or convertible securities initially issued before the date of this Warrant Agreement) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares, rights, options, warrants or convertible securities issued in any of the transactions described in paragraphs (a),
                 (b) or (c) above) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible securities, by dividing (w) the total of the amount received or receivable by the Company (determined as provided below) in consideration of the sale and issuance of such rights, options, warrants or convertible securities, by
                 (x) the total number of shares of Common Stock covered by such rights, options, warrants or convertible securities) lower than the Greater Price in effect immediately prior to such sale and issuance, then the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock sold or subject to issuance pursuant to such rights, options, warrants or convertible securities, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided below) for such sale or issuance would purchase at the Greater Price. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the consideration received or receivable by the Company for rights, options, warrants or convertible securities shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received or receivable by the Company" for purposes of the first sentence of this paragraph (d), the Board of Directors shall determine, in its discretion, the fair value of said property, and such determination, if made in good faith, shall be binding upon all Holders.

                          (e) The "Market Price" on any day shall mean the average of the daily market prices of Common Stock over a period of 20 consecutive business days prior to the day as of which "Market Price" is being determined. The Market Price for each such business day shall be the average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System ("NASDAQ System") as of 3:30 P.M., New York time, on such day, or if the Common Stock shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.
                 If the Common Stock is listed on any domestic exchange the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-courter market, the "Market Price" shall be deemed to be the highest of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made, (ii) the fair value thereof, which shall be reasonably determined by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made, or (iii) the Exercise Price in effect immediately prior to the determination of Market Price. Notwithstanding the foregoing, for the purpose of any calculation under paragraph (d) above (A) with respect to any issuance of options under the Company's employee or director compensation stock option plans as in effect or as adopted by the Board of Directors of the Company on the date hereof, the term "current market price", in such instances shall mean the fair market price on the date of the issuance of any such option determined in accordance with the Company's employee compensation stock option plans as in effect or adopted by the Board of Directors of the Company on the date hereof; and (B) with respect to any issuances of Common Stock (or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock) in connection with bona fide corporate transactions (other than issuances in such transactions for cash or similar consideration), the term "fair market price" shall mean the fair market price per share as determined in arm's-length negotiations by the Company and such other parties (other than affiliates or subsidiaries of the Company) to such transactions as reflected in the definitive documentation with respect thereto, unless such determination is not reasonably related to the closing market price on the date of such determination.

                          (f) In any case in which this Section 11.1 shall require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the holder of any Warrant exercised after that record date the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant over and above the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant prior to such adjustment; provided, however, that the Company shall deliver to such Warrant Holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

                          (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                          (h)  Whenever the number of Warrant Shares
                 purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                          (i) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b), (c) and (d) if the Company issues or distributes to each Warrant Holder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Warrant Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. [No adjustment need be made for a change in the par value of the Warrant Shares.]

                          (j) No adjustment need be made for rights to purchase Warrant Shares pursuant to an employee or director benefit plan approved by the Company's Board of Directors.

                          (k) For the purpose of this Section 11.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Warrant Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, above, and the provisions of Section 6 and Section 11.2 through 11.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 11.

                          (l) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                 11.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount determined appropriate by the Board of Directors of the Company.

                 11.3. NOTICE OF ADJUSTMENT. When the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.

                 11.4. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another person, or in case of any sale, transfer or lease to another person of all or substantially all of the assets of the Company or in the case of any share exchange involving the Common Stock of the Company, the Company or such successor or purchaser, as the case may be, shall execute with each Warrant Holder an agreement that each Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which the Warrant Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, share exchange, sale, transfer or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this Section 11.4 shall similarly apply to successive consolidations, mergers, share exchanges, sales, transfers or leases.

                 11.5. STATEMENT ON WARRANTS. Even though Warrants heretofore or hereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement; the parties understand and agree that such Warrants will represent rights consistent with any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants.

                 11.6. COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Section 11 are not strictly applicable or, if strictly applicable, would not fairly protect the exercise or purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, or which might materially and adversely affect the exercise or purchase rights of the Warrant Holders under any provision of the Warrants, then the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustment necessary with respect to the Exercise Price and the number of Warrant Shares purchasable hereunder so as to preserve without dilution the rights of the holders of Warrants. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Section 11.

         12. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portion, thereof), the Company shall pay an amount in cash equal to the Market Price for one share of the Common Stock on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         13. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Shansby Partners represents and warrants to the Company that it will not dispose of the Warrant or Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an applicable exemption from registration under the Securities Act of 1933, as amended (the "Act"). In connection with any sale by Shansby Partners pursuant to clause (ii) of the preceding sentence, it shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale.

         14. CERTIFICATE TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend by which each Warrant Holder shall be bound:

                 "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         The Warrant Shares or other securities issued upon exercise of the Warrants shall, unless issued pursuant to an effective registration statement, be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Warrant Holder thereof shall be bound:

                 "THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless in the opinion of counsel satisfactory to the Company, the securities represented thereby need no longer be subject to the restrictions contained herein. The provisions of this Section 14 shall be binding upon all subsequent holders of certificates bearing the above legend and shall also be applicable to all subsequent holders of any Warrants.

         15. NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANT HOLDERS. Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Warrant Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                 (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                 (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                 (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (a) give notice in writing of such event to the Warrant Holders as provided in Section 17 hereof and (b) if there are more than 100 Warrant Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

         16. EXPENSES. The Company shall pay all legal and other reasonable out-of-pocket expenses of the Warrant Holders and of their counsel. The Company agrees to reimburse Shansby Partners upon demand for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, review, negotiation, execution and delivery of this Warrant Agreement and all other related documents.

         17. NOTICES. Any notice pursuant to this Warrant Agreement to be given or made by the holder of any Warrant or Warrant Shares to or on the Company shall be sufficiently given (i) when made, if by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, addressed as follows:

                          Authentic Specialty Foods, Inc.
                          1313 Avenue R
                          Grand Prairie, Texas  75050
                          Attn:   Samuel E. Hillin, Jr.
                          Facsimile: (972) 933-4100

Notices or demands authorized by this Warrant Agreement to be given or made to or on the Warrant Holder of any Warrant or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Warrant Agreement) if sent by registered mail, return receipt requested, postage prepaid, addressed to such Warrant Holder at the address of such Warrant Holder as shown on the Warrant Register or the Common Stock Register, as the case may be.

         18. GOVERNING LAW. THIS WARRANT AGREEMENT, THE WARRANTS AND ALL RELATED DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         19. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Holders may from time to time supplement or amend this Warrant Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Holder may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Warrant Holders. Any amendment to this Warrant Agreement may be effected with the consent of Warrant Holders of at least a majority of the total then outstanding Warrants (for this purpose Warrant Shares shall be deemed to be Warrants in the proportion that Warrant Shares are then issuable upon the exercise of Warrants); provided that, any amendment which shall have the effect of materially adversely affecting the interests of any Warrant Holder shall not be effective with respect to such Warrant Holder if such Warrant Holder shall not have consented thereto.

         20. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company and all covenants and agreements made herein shall survive the execution and delivery of this Warrant Agreement and the Warrants and shall remain in force and effect until the Expiration Date.

         21. SUCCESSORS. All representations and warranties of the Company and all covenants and agreements of this Warrant Agreement by or for the benefit of the Company or the Warrant Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

         22. MERGER OR CONSOLIDATION OF THE COMPANY. So long as this Warrant Agreement remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, or exchange shares with any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Warrant Holders, the due and punctual performance and observance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company.

         23. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company and the Warrant Holders, any legal or equitable right, remedy or claim under this Warrant Agreement, but this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the holders of the Warrants and Warrant Shares.

         24. CAPTIONS. The captions of the sections and subsections of this Warrant Agreement have been inserted for convenience and shall have no substantive effect.

         25. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed on the day, month and year first above written.



                                        AUTHENTIC SPECIALTY FOODS, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: